UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 7, 2007
(Date of earliest event reported)

vFINANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11454-03	58-1974423
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3010 North Military Trail, Suite 300
Boca Raton, Florida 33431
(Address of Principal Executive Offices)

(561) 981-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On November 7, 2007, National Holdings Corporation (“National”), vFin Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of National, and vFinance, Inc. (“vFin”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Under the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the special committees of the boards of directors of National and vFin and the boards of directors of National, Merger Sub and vFin, Merger Sub will be merged with and into vFin (the “Merger”), the separate corporate existence of Merger Sub will cease and vFin will continue as a surviving corporation of the Merger and as a wholly-owned subsidiary of National. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be tax-free to National and to vFin’s stockholders.

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Effective Date”), each share of common stock of vFin outstanding immediately prior to the closing of the Merger (other than shares held by National or vFin or any stockholders of vFin who properly exercised dissenters’ rights under Delaware law) will automatically be converted into the right to receive 0.14 shares of National common stock, plus any cash in lieu of fractional shares of National common stock.

Each option to purchase shares of vFin common stock outstanding upon the Effective Date will be converted into options to acquire the number of shares of National common stock determined by multiplying (i) the number of vFin shares of common stock underlying each outstanding vFin stock option immediately prior to the effective time of the Merger by (ii) 0.14, at a price per share of National common stock equal to (i) the exercise price per share of each stock option otherwise purchasable pursuant to the vFin stock option divided by (ii) 0.14. Each warrant to purchase shares of vFin common stock outstanding on the Effective Date will be exercisable to purchase the number of shares of National common stock determined by multiplying (i) the number of vFin shares of common stock underlying each outstanding warrant by (ii) 0.14, at a price per share of National common stock equal to (i) to aggregate exercise price of such outstanding warrant to purchase vFin common stock divided by (ii) the number of shares of National common stock for which such warrant is exercisable, as determined above.

Completion of the Merger is subject to various customary conditions, including, among others, (i) requisite approvals of vFin stockholders, (ii) completion by National of a private placement of equity securities resulting in gross proceeds of at least $3 million, (iii) effectiveness of the registration statement for the National securities to be issued in the Merger, (iv) absence of any suit, proceeding or investigation challenging or seeking to restrain or prohibit the Merger and (v) and FINRA and any other applicable regulatory approvals.

The Merger Agreement contains a non-solicitation or “no-shop” provision restricting each of National and vFin from soliciting alternative acquisition proposals from third parties and from providing information to and engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision, which allows each National and vFin under certain circumstances to provide information to and participate in discussions with third parties with respect to bona fide written unsolicited alternative acquisition proposals and under certain circumstances, coupled with the payment of a termination fee of $1.5 million, to terminate the Merger Agreement.

On the Effective Date, National’s board of directors will consist of Mark Goldwasser (Chairman of the Board), Leonard J. Sokolow (Vice Chairman of the Board), Christopher Dewey (Vice Chairman of the Board), Charles Modica, Jorge Ortega, up to three designees of National and up to one designee of vFin. Messrs. Modica and Ortega and the designees will be independent directors. The designees must be reasonably acceptable to the boards of directors of National and vFin.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of National and vFin. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning National that National publicly files and reports on statements with the Securities and Exchange Commission.

Voting Agreements

In connection with the Merger Agreement, National and Merger Sub have entered into a voting agreement (the “Stockholder Voting Agreement”) with Leonard J. Sokolow and Dennis De Marchena, who own approximately 10.7% and 9.9%, respectively, of vFin’s outstanding shares of common stock as of November 7, 2007. Pursuant to the Stockholder Voting Agreement, Mr. Sokolow has agreed to vote all of his shares and Mr. De Marchena has agreed to vote 2,000,000 of his shares in favor of the Merger and against any transaction or other action that would interfere with the Merger.

Pursuant to the Merger Agreement, Mark Goldwasser, Chairman of the board of directors of National, Christopher Dewey, Vice Chairman of the board of directors of National, and Leonard J. Sokolow, Chief Executive Officer and Chairman of the board of directors of vFin, will enter into an agreement (the “Director Voting Agreement”) on the Effective Date to vote their shares of National for the election of each other and up to three designees of Mr. Goldwaser and up to three designees of Mr. Sokolow until the earlier to occur of: (i) National’s merger, consolidation or reorganization whereby the holders of National’s voting stock own less than 50% of the voting power of National after such transaction, (ii) by mutual consent of the parties thereto, (iii) the date that Messrs. Goldwasser, Sokolow and Dewey own in the aggregate less than one percent of the outstanding voting securities of National, (iv) upon the fifth anniversary of the Director Voting Agreement or (v) upon listing of National’s common stock on AMEX, the NASDAQ Capital Market or the NASDAQ Global Market.

The descriptions of the Stockholder Voting Agreement and the Director Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The Stockholder Voting Agreement, which is attached hereto as Exhibit 99.1, and the Director Voting Agreement, which is included within Exhibit 2.1 hereto, are incorporated herein by reference.

Sokolow Employment Termination Agreement to be Entered into on the Effective Date

On the Effective Date, Mr. Sokolow’s present employment as Chairman and Chief Executive Officer of vFin and his present employment agreement with vFin dated November 16, 2004, as amended, will be terminated and the principal office of vFin will be relocated to New York City, New York. Accordingly, pursuant to the terms of Mr. Sokolow’s present employment agreement with vFin dated November 16, 2004, as amended, Mr. Sokolow is entitled to a lump sum cash payment of $1,150,000 as of the Effective Date. On the Effective Date, Mr. Sokolow and vFin will enter into an employment termination agreement (“Termination Agreement”). The following description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is included within Exhibit 2.1 heretoand is incorporated herein by reference.

Pursuant to the Termination Agreement, Mr. Sokolow’s employment as Chairman and Chief Executive Officer of vFin and his employment agreement with vFin will terminate. Notwithstanding the fact that his stock options to purchase shares of vFin common stock that have not vested as of the Effective Date would have vested pursuant to his employment agreement with vFin, Mr. Sokolow has agreed to waive such accelerated vesting. He will receive a lump sum cash payment of $1,150,000 as required under the terms of his employment agreement with vFin. However, if: (i) Mr. Sokolow’s employment is terminated by National with cause or (ii) Mr. Sokolow voluntarily resigns his employment with National, all stock options Mr. Sokolow received in exchange for his vFin stock options pursuant to the terms of the Merger Agreement will become 100% vested and will remain exercisable by Mr. Sokolow or his beneficiaries for a period of nine months from the date of such event; provided, however, such period of nine months will not exceed the earlier of the latest date upon which such options could have expired by the original terms under the circumstances or the tenth anniversary of the original date of the grant of the options.

Pursuant to the terms of the Termination Agreement, if any payments made to Mr. Sokolow, including the acceleration of the vesting of his National stock options, will be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, vFin has agreed to pay Mr. Sokolow an additional amount such that the net amount retained by him, after deduction of any tax on such payment, will equal the payments received by Mr. Sokolow under the Termination Agreement.

Employment Agreements to be Entered into on the Effective Date

On the Effective Date, Mark Goldwasser and Leonard J. Sokolow will each enter into substantially identical five-year employment agreements with National, pursuant to which Mr. Goldwasser will be employed by National as Chairman and Chief Executive Officer and Mr. Sokolow will be employed by National as Vice Chairman and President. Under the terms of the employment agreements, Messrs. Goldwasser and Sokolow will each receive an annual base salary of $450,000, which will increase 5% per year, and a non-accountable automobile expense allowance of $1,000 per month. In addition, each of them will be entitled to receive on a fiscal year basis a cash bonus determined in the discretion of the Compensation Committee of the board of directors of National of not less than: (i) $225,000, (ii) 5% of National’s fiscal year consolidated net income in excess of $4.5 million, up to 100% of the difference between their then current base salaries and $225,000 and (iii) such additional bonuses as the board of directors of National may determine based upon the Board’s assessment of their performance in the following areas: revenue growth of National, new business development, investor relations, communications with the board of directors, communication and collaboration with the other members of the Executive Committee of the board of directors and special projects as assigned by the board of directors.

Each employment agreement terminates upon the earliest to occur of: (i) the death of the employee; (ii) a termination by National by reason of the disability of the employee; (iii) a termination by National with or without cause; (iv) a termination by the employee with or without good reason; (v) upon a “Change in Control” (as defined in the employment agreements); or (vi) the non-renewal of the agreement. Upon the termination due to the death or disability of the employee, by National without cause, by the employee with good reason, (upon a “Change of Control”) or upon the expiration of the employment agreement if National or the employee refuses to extend the term of the employment agreement, the employee will be entitled to: (i) any accrued but unpaid salary or bonus or unreimbursed expenses; (ii) any bonus payable for the portion of the fiscal year during which the termination occurs; (iii) 100% of the employee’s base salary (150% in the event of termination by National without cause or by the employee with good reason); (iv) the continuation of health benefits until the earlier of (a) 18 months after termination and (b) the date the employee accepts other employment; and (v) all unvested options granted pursuant to the employment agreements will become immediately vested and be exercisable for a period of nine months.

Pursuant to each employment agreement, on the Effective Date, each of Messrs. Goldwasser and Sokolow will be granted non-qualified stock options to purchase the greater of (i) 1,000,000 shares of National’s common stock or (ii) 5% of National’s issued and outstanding shares of common stock immediately after consummation of the Merger at a purchase price equal to the average of the 10-day closing market price of National’s common stock prior to the Effective Date. The options vest and become exercisable as to 25% of the shares underlying the options every 12 months. The options expire seven years from the effective date of the Merger.

In accordance with the terms of the Merger Agreement, on the Effective Date, Alan B. Levin, the Chief Financial Officer of vFin, will enter into a one-year employment agreement with National, pursuant to which he will be employed as the Chief Financial Officer. Under the terms of the agreement, Mr. Levin will receive an annual base salary of $180,000. In addition, he will be entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the board of directors of National based upon its assessment by the President of National of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth of National, new business development, investor relations, communications with the board of directors, communication and collaboration with the other members of the Executive Committee of the board of directors, and other factors including, without limitation, special projects as assigned by the Chief Executive Officer, Executive Committee or the board of directors of National.

The description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are included within Exhibit 2.1 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated November 7, 2007 by and among vFinance, Inc., National Holdings Corporation and vFin Acquisition Corporation. *

99.1	Voting Agreement dated November 7, 2007, by and among National Holdings Corporation, vFin Acquisition Corporation, Leonard J. Sokolow and Dennis De Marchena.

99.2	Press Release dated November 7, 2007.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exhibit F to the Merger Agreement has been omitted from Exhibit 2.1 and is filed as Exhibit 99.1 to this Form 8-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

vFINANCE, INC.

By:	/s/ Leonard J. Sokolow
Name: Leonard J. Sokolow Title: Chief Executive Officer

Date: November 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated November 7, 2007 by and among vFinance, Inc., National Holdings Corporation, and vFin Acquisition Corporation.

99.1	Voting Agreement dated November 7, 2007, by and among National Holdings Corporation, vFin Acquisition Corporation, Leonard J. Sokolow and Dennis De Marchena.

99.2	Press Release dated November 7, 2007.